Exhibit 10.8

OMNIBUS AMENDMENT AGREEMENT NUMBER TWO

THIS OMNIBUS AMENDMENT AGREEMENT NUMBER TWO (this “Amendment”), is made as of August 1, 2018, between MaxQ AI Ltd. (formerly known as MedyMatch Technology Ltd.), a company incorporated under the laws of the State of Israel (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively “Purchasers”) (including purchasers who acquire Notes and Warrants on or about the date of this Amendment, each a “August Purchaser” their successors and permitted assigns). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the SPA (as defined below).

WHEREAS, the Company and South Florida entered into that Certain Securities Purchase Agreement (the “SPA”), Registration Rights Agreement (the “RRA”) and Security Agreement (Fixed Charge) and Security Agreement (Floating Charge) (the “Security Agreements”), all dated December 29, 2017, all of the foregoing as amended as of March 23, 2018 pursuant to the Omnibus Amendment Agreement; and

WHEREAS, the Company and the Purchasers signatory hereto constitute the required majority to amend the terms of the SPA and RRA in accordance with the terms thereof; and

WHEREAS, the Company and Purchasers wish to amend certain provisions of the SPA and RRA and to clarify certain matters of the Security Agreements, as more thoroughly described herein; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1.	Amendment to the SPA.

1.1.	The definition of “Qualified Offering” shall be replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Qualified Offering” means the consummation of a firm commitment initial public offering of the Company’s Ordinary Shares which has an initial closing (if more than one) not later than September 15, ~~the later of (i) June 30,~~ 2018, at which initial closing the Company receives not less than $8~~7~~,000,000 of gross cash proceeds (not including conversion of the Notes or any other outstanding instrument) at a pre-money valuation of the Company of not less than $50,000,000 on a Fully-Diluted Basis, in connection with which immediately upon the closing the Company’s Ordinary Shares including the Conversion Shares are listed for trading on a Trading Market and the Ordinary Shares are registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, and which offering is made pursuant to a prospectus included in a S-1 registration statement filed with and declared effective by the Commission.”

1.2.	The definition of “Securities” shall be replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Securities” means the Notes, Warrants and the Underlying Shares.”

1.3.	The definition of “Transaction Documents” shall be replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Escrow Agreement, each Lockup Agreement, the Registration Rights Agreement, the Security Agreements, and all exhibits and schedules thereto and hereto.”

1.4.	The definition of “Underlying Shares” shall be replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Underlying Shares” means the Ordinary Shares issued and issuable upon conversion of the Notes, ~~and~~ payment of interest on the Notes in accordance with the terms of the Notes and exercise of the Warrants.”

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1.5.	The following definitions are included in Section 1.1 of the SPA:

“Warrants” means the Ordinary Share purchase warrants in the form of Exhibit K attached hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants, provided that any Ordinary Share issued upon exercise of the Warrants shall not constitute an issued Warrant Share for purposes of this Agreement after such share has been irrevocably sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 without further restrictions or conditions to transfer pursuant to Rule 144.

1.6.	Section 2.1 of the SPA shall be replaced in its entirety with the following (additions are bold and underlined and deletions are struck through):

“2.1 Closing. On the Closing Dates, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, through Palladium, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $5,940,000 (inclusive of the Palladium Notes, as defined below, but exclusive of any amounts in connection with the exercise of the South Florida Option ~~under Notes issued pursuant to the South Florida Option~~) of principal amount of Notes, each such purchase and sale being a “Closing”. An additional Note representing the placement agent fee payable to Palladium as described on Schedule 3.1(r) will be issued on each Closing Date for the placement agent fee payable to Palladium with respect to such Closing (each a “Palladium Note” and collectively, “Palladium Notes”), provided that no fee shall be due with respect to the South Florida Option. The Notes issuable to Palladium will be held by the Escrow Agent and delivered to Palladium only upon the closing of the Qualified Offering. Each Purchaser shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective Note, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at a Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall occur at the offices of Purchaser Counsel or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the initial Closing must take place on or before December 27, 2017. The Closing Date for the final Closing shall occur on or before August 1, ~~March 5,~~ 2018 (the “Termination Date”). With respect to any Closing not held on or before the Termination Date, the Escrow Agent shall cause all subscription documents and funds, if any, to be returned, without interest or deduction to each prospective Purchaser. Notwithstanding the date of any Closing subsequent to the initial Closing, all time effective clauses in the Transaction Documents shall commence on the initial Closing Date and the Transaction Documents will be deemed modified mutatis mutandis in connection with such subsequent Closings, if any, including with respect to the exercise of the South Florida Option. The Maturity Date (as defined in the Notes) of the Notes issued at all Closings subsequent to the initial Closing shall be the same as the Maturity Date of the Notes issued at the initial Closing. No sale of Notes may be made pursuant to this Agreement except pursuant to the Company’s agreement with Palladium as placement agent pursuant to a written agreement between the Company and Palladium. The South Florida Option may be exercised, in one or more occasions; with respect to Notes issuable pursuant to the South Florida Option, Exhibit A shall be amended to reflect the Conversion Price per part (e) of the definition of “Exempt Issuance”.

1.7.	Upon closing of an aggregate Subscription Amount of [up to] $1,500,000 for [up to] $1,500,000 principal amount of Notes at or about the date of this Amendment (the “August Closing”), the Company shall issue to each of the Purchasers identified on Schedule 1.7 hereto an amount of Warrants as set forth on Schedule 1.7 hereto representing the right to acquire “Warrant Shares” (as defined in the Warrant) equal to (i) 100% of the Conversion Shares issuable upon full conversion of the Notes issued to each Purchaser at or about the date of this Amendment, and (ii) 25% of the Conversion Shares issuable upon full conversion of the Notes issued to each Purchaser prior to the date of this Amendment, at the “Exercise Price” defined in the Warrants.

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1.8.	The parties to this Amendment agree that Disclosure Schedules as of the date of this Amendment shall be in accordance with amended Schedule 3, which forms part of this Amendment.

1.9.	Schedule 4.16 of the SPA shall be amended and restated as part of this Amendment, provided that the August Closing shall be conditioned upon (i) delivery of Lock Up Agreements described in Schedule 4.16 as amended and restated hereby executed by Exigent Management Ltd., an Israeli limited liability private company, and/or any of its Permitted Transferees (as defined in the Company's articles of association) listed on such Schedule 4.16, (ii) agreement among the parties as to the form of Lock Up Agreement to be executed by the other persons appearing on Schedule 4.16 as amended and restated hereby in favor of ViewTrade Securities, Inc, and (iii) delivery by the August Purchasers of executed Lock Up Agreements in the form previously delivered by Purchasers prior to the date of this Amendment.

1.10.	Each August Purchaser shall deliver to the Company a completed Investor Questionnaire in the form annexed to the SPA as Exhibit F.

1.11.	Notwithstanding anything in the SPA or in the Notes to the contrary, in the event that a Qualified Offering is not consummated on or prior to September 15, 2018, and no Event of Default is pending, the Company shall be entitled to raise additional financing which may include borrowed money that is junior to the Notes pursuant to an intercreditor agreement acceptable to Holders of a majority of the outstanding principal amount of the Notes, which borrowed money may or may not be convertible to capital stock of the Company, provided that in connection with actual or potential issuances of equity the valuation of the Company is not less than $42,500,000 on a Fully Diluted Basis.

2.	Amendment to the RRA.

2.1.	The definition of “Initial Registrable Securities”, “Additional Required Registration Amount”, “Initial Registrable Securities” and “Additional Required Registration Amount” shall mean zero (0) Ordinary Shares, the intent of the Company and Purchasers being that the Company is relieved of any obligation to file an Initial Registration Statement or Additional Registration Statement on behalf of the Purchasers, holders of the Warrants and holders of Private Purchase Shares.

3.	Amendments and clarifications to all the Notes.

3.1.	Subpart (b) of the definition of “Equity Condition” in Section 1 of the Note is deleted and replaced with (additions are bold and underlined and deletions are struck through):

“Equity Conditions” means, at the time in question, unless waived by the Holder, (a) Borrower shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of this Note and the other Transaction Documents, (b) the issuance of the Conversion Shares to the Holder would not exceed the Beneficial Ownership Limitation~~there is an effective registration statement in form and substance consistent with the requirements of the Registration Rights Agreements pursuant to which, inter alia, the Holders and Investors (as defined in the Purchaser Registration Rights Agreement) are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable pursuant to the Transaction Documents and the other Initial Registrable Securities (as defined in the Purchaser Registration Rights Agreement) subject to any lockup arrangements contemplated by the Transaction Documents and/or entered into by a Holder, and Company counsel has delivered to the Company’s independent transfer agent in form and substance reasonably acceptable to such transfer agent and Holder a standing, written opinion that resales may then be made by the Holder of all of the Holders Conversion Shares pursuant to such effective registration statement~~, (c) the Ordinary Shares are listed or traded on a Trading Market or approved for listing or trading on a Trading Market immediately upon the closing of the Qualified Offering, (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, Ordinary Shares for the issuance of all of the Conversion Shares under all of the Notes, (e) an Event of Default has not occurred, whether or not such Event of Default has been cured, (f) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information provided to the Holder by the Company, and (i) the Qualified Offering has occurred.”

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3.2.	The definition of “Qualified Offering” shall be replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Qualified Offering” means the consummation of a firm commitment initial public offering of the Borrower’s Ordinary Shares which has an initial closing (if more than one) not later than September 15~~the later of (i) June 30~~, 2018, ~~and (ii) six (6) months after the first Closing Date,~~ at which initial closing the Borrower receives not less than $8~~7~~,000,000 of gross cash proceeds (not including conversion of the Notes or any other outstanding instrument) at a pre-money valuation of the Borrower of not less than $50,000,000 on a Fully-Diluted Basis, in connection with which immediately upon the closing the Borrower’s Ordinary Shares including the Conversion Shares are listed for trading on a Trading Market and the Ordinary Shares are registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, and which offering is made pursuant to a prospectus included in a S-1 registration statement filed with and declared effective by the Commission.”

3.3.	The following is included in Section 1 of the Note:

“Beneficial Ownership Limitation shall have the definition given to such term in Section 4(e) of the Note.”

3.4.	Section 4(a) only of the Notes being issued in connection with this Amendment (“August Notes”) and of no other Notes is deleted and replaced in its entirety with (additions are bold and underlined and deletions are struck through):

“Mandatory Conversion. Provided all of the Equity Conditions are satisfied prior to or simultaneously with the Qualified Offering then the outstanding principal and accrued interest on this Note and all of the Other Notes shall automatically convert without the requirement of any further action on behalf of the Holder, into Ordinary Shares of the Borrower at a conversion price (the “Conversion Price”) representing the lesser of (i) the pre-money valuation of the Borrower on a Fully Diluted Basis of $42,500,000 immediately prior to the cashless exercise of any outstanding Series A warrants of the Company identified in Schedule 3.1(g) to the Purchase Agreement and the Qualified Offering, or (ii) 85% of the valuation of the Borrower in the Qualified Offering (such conversion being the “Mandatory Conversion”). In the aggregate, the Conversion Shares issuable to the Holder and Other Holders upon Mandatory Conversion shall represent not less than the amount of the outstanding equity of the Borrower on a Fully Diluted Basis immediately subsequent to the Mandatory Conversion as set forth on Schedule 1 hereto, excluding from such calculation shares underlying restricted share units to be granted to members of senior management of the Borrower in amounts no greater than those shown on Schedule 1. Not later than the closing of the Qualified Offering, the Borrower will deliver to Holder a certificate from the Borrower’s transfer agent evidencing the electronic issuance to the Holder of the Conversion Shares on the Borrower’s electronic shareholders stock ledger maintained by such transfer agent. In the event Borrower fails to deliver to the Holder the foregoing certificate, the Mandatory Conversion shall not occur. Upon Mandatory Conversion of this Note pursuant to this Section 4, all amounts due hereunder shall be satisfied, discharged and deemed to have been repaid in full, and any outstanding monetary obligations of the Borrower towards the Holder hereunder shall be deemed satisfied in full.”

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3.5.	The following shall be added as Section 4(e) of the Note:

“4(e) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note pursuant to Section 4(a) of this Note, to the extent that after giving effect to the conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares owned by the Holder and its Affiliates shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal and interest amount of this Note is convertible shall be in the sole discretion of the Holder (in relation to other securities owned by the Holder together with any Affiliates) and which principal and interest amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, Borrower shall within two Business Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this Paragraph 4(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. In the event all or a portion of the Note may not be converted pursuant to Section 4(a) due to Equity Condition (b), then the amount that may be mandatorily converted without exceeding the Beneficial Ownership Limitation will be converted and the remaining unconverted portion of the Note will be converted by the Borrower promptly after such unconverted portion may be converted without exceeding the Beneficial Ownership Limitation.”

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4.	Clarification with respect to the Security Agreements

4.1.	The parties hereby agree that any additional Notes to be issued pursuant to the June Closing shall be deemed Notes under the Security Agreements and the Purchasers and the Company shall cause to be made at the Company’s expense all filings necessary or appropriate to memorialize and protect the rights of Purchasers under the Security Agreements.

5.	Fees and Expenses.

5.1.	Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Amendment; provided that subject to consummation of an additional Closing under the SPA, the Company shall pay the costs actually incurred by Palladium in connection with the investment contemplated by the SPA and this Amendment (including legal costs), up to the maximum amount of US$18,500. Reimbursement may be made by way of direct payment to Palladium’s advisors.

6.	Additional Investment.

6.1.	Each of the Purchasers identified on the signature pages hereto hereby subscribes for the amount of June Note Principal set forth beneath such Purchaser’s signature. The Company and each Purchaser for itself will take such actions and enter into additional agreements necessary to effectuate the foregoing subscription to purchase June Notes.

7.	Escrow.

7.1.	Escrow Closing. The parties hereto agree that a Closing with respect to the June Notes may take place directly between the parties hereto and not pursuant to the Escrow Agreement.

8.	Miscellaneous.

8.1.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment (other than those mandatorily subject to Israeli law and which may not be waived under Israeli law) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof except as to corporate law matters which are specifically required by the laws of the State of Israel to be governed by the laws of the State of Israel.

8.2.	Entire Agreement. This Amendment together with the SPA, Security Agreements and all exhibits and ancillaries hereto and thereto, constitute the full and entire agreement, covenants, promises and understandings between the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by all or some of the parties (or by either party to the other), written or oral, concerning the subject matter hereof and the terms applicable hereto. In the event of inconsistency between the terms of this Amendment and the Security Agreements, the terms of this Amendment shall prevail.

8.3.	Amendment & Waivers. Any term of this Amendment may be amended and the severance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Purchasers representing the Majority in Interest under the SPA.

8.4.	Counterparts This Amendment may be executed by multiple counterparts (including facsimile counterparts), each of which shall be original as against the party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment Agreement Number Two to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

MaxQ AI Ltd.

/s/ Michael Rosenberg
By:	Michael Rosenberg
Its:	Chief Financial Officer

PURCHASERS:

South Florida Biotech Ventures LLC

/s/ Mark Groussman
By:	Mark Groussman
Its:	Managing Member
Principal August Note Subscription Amount:		$

HS CONTRARIAN INVESTMENTS LLC

/s/ John Stetson
By:	John Stetson
Its:	Managing Member
Principal August Note Subscription Amount:		$

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackermann
By: Konrad Ackermann
Its: Director
Principal August Note Subscription Amount:		$

MELECHDAVID, INC.

/s/ Mark Groussman
By:	Mark Groussman
Its:	President
Principal August Note Subscription Amount:		$

ACKNOWLEDGED AND AGREED:

GRUSHKO & MITTMAN, P.C. AS
ESCROW AGENT

/s/ Grushko & Mittman, P.C.
By:	Edward M. Grushko

[MaxQ AI Ltd. / Signature Page to Omnibus Amendment Agreement Number Two]

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment Agreement Number Two to be duly executed by their respective authorized signatories as of the date first indicated above.

AUGUST PURCHASERS:

ANDREW SCHWARTZBERG

/s/ Andrew Scwartzberg
Principal August Note Subscription Amount: $650,000

BRIAN WEITMAN

/s/ Brian Weitman
Principal August Note Subscription Amount: $100,000

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackermann
By: Konrad Ackermann
Its: Director
Principal August Note Subscription Amount: $250,000

CPMHB LLC

/s/ Christian Paez
By: Christian Paez
Its: Manager
Principal August Note Subscription Amount: $300,000

[MaxQ AI Ltd. / Signature Page to Omnibus Amendment Agreement Number Two]

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